Exhibit 10-10

                                AMENDMENT NO. 1
                                     TO THE
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN


     This Amendment to the Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan (the "Plan") is adopted pursuant to action taken by the Executive Compensation Committee of the Board of Directors of the Company on December 4, 2001 and is effective on that date.

     Section 2.7 of the Plan is hereby amended to read as follows:

2.7 "Change in Control" shall be deemed to have occurred under any one or more of the following conditions:

     i. if, within three years of any merger, consolidation, sale of a substantial part of Gannett's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Gannett immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of Gannett or (y) of any successor to Gannett, or (z) if Gannett becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (Gannett shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of Gannett entitled to vote generally in the election of directors ("Voting Stock"));

     ii. if, as a result of a Transaction, Gannett does not survive as an entity, or its shares are changed into the shares of another corporation;

     iii. if any "person" (as that term is used in Section 13(d) or 14(d)(2) of the Exchange Act) becomes a beneficial owner directly or indirectly of securities of Gannett representing 20% or more of the combined voting power of Gannett's Voting Stock;

     iv. if three or more persons are elected directors of Gannett despite the opposition of a majority of the directors of Gannett then in office; or

     v. upon determination by the Committee that a Change in Control has occurred, if such a person as defined in subparagraph (iii) above becomes the beneficial owner directly or indirectly of securities of Gannett representing from 12% up to 20% of the combined voting power of Gannett's Voting Stock.

Effective as of December 4, 2001, "Change in Control" shall have the same definition as set forth in Section 5 of the Gannett Transitional Compensation Plan, as that definition may be amended from time to time.



     IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by a duly authorized officer as of December 4, 2001.

                           GANNETT CO., INC.


                           By:  /s/Richard L. Clapp
                                ------------------------
                                Richard L. Clapp
                                Senior Vice President/Human Resources